SEAWAY VALLEY FUND, LLC,
                      a Delaware limited liability company

THIS SECOND AMENDED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement") is made on July 1, 2007 to amend the original August 14, 2002 (and amended July 1, 2003) LIMITED LIABILITY OPERATING AGREEMENT by and among Seaway Valley Capital Corporation, a Delaware corporation, as the manager (the "Manager") and those persons executing this Agreement as members, whether in counterpart or by separate instrument or otherwise, (collectively referred to as the "Members" and singularly as a "Member"). The Manager and Members hereby form a limited liability company (the "Company") under the Delaware Limited Liability Company Act, as amended from time to time (the "Act").

                              W I T N E S S E T H:

WHEREAS, the Manager authorized the formation of the Company for the purposes described in Article 2.5 below; and

WHEREAS, the Members and the Manager desire to enter into this Agreement to define their respective rights and liabilities and to state their agreement regarding owning and dealing with the assets of the Company.

                                   AGREEMENT:

NOW, THEREFORE, to state the entire agreement of the Members and the Manager with respect to their respective rights and obligations as Members and as Manager and with respect to the Company and its affairs, and in consideration of these premises, it is hereby agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

In this Agreement, the following terms, unless the context otherwise requires, have the meanings indicated:

"Accountant" means the certified public accountant or firm of certified public accountants, if any, selected by the Manager, to perform certain accounting functions on behalf of the Company.

"Accredited Investor" means any Person who qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

"Act" means the Delaware Revised Uniform Limited Liability Company Act, as amended and as hereafter amended, or any successor law.

"Advisers Act" means the Investment Advisers Act of 1940, as amended and as hereafter amended, or any successor law.

"Advisory Board" has the meaning set forth in Article 4.2.

"Affiliate" means, with respect to any person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, or (ii) a Person directly or indirectly owning, controlling, or having beneficial interest in more than fifty percent (50%) of the outstanding voting securities or interests of a Person identified in clause (i). As used in this definition of Affiliate, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities of Company interest, by contract, or otherwise.

"Agreement" means this Limited Liability Company Operating Agreement, as amended from time to time.

"Annual Financial Statement" has the meaning set forth in Article 7.1

"Approval of the Members" or "Approved by the Members" means the affirmative approval of Members then entitled to vote, who hold more than 50% of the issued and outstanding Membership Units, including, without limitation, Members who are Affiliates of the Manager.

"Approval of the Nonaffiliated Members" or "Approval by the Nonaffiliated Members" means the affirmative approval of Members then entitled to vote, who hold more than 50% of the issued and outstanding Membership Units, excluding the Members who are Affiliates of the Manager at the time of determination or, if such approval is made in connection with a dissolution or liquidation of the Company, the last remaining Manager.

"Bankruptcy" means, for any Member, that Member's taking or acquiescing in the taking of an action seeking relief under, or advantage of, an applicable debtor relief, liquidation, receivership, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar law affecting the rights or remedies of creditors generally, as in effect from time to time (the term "acquiescing" including, without limitation, the failure to file, within twenty
(20) days after its entry, a petition, answer, or motion to vacate or to discharge an order, judgment, or decree providing for any such relief).

"Capital Account" or "Member's Capital Account" means with respect to each Member the capital account established and maintained on behalf of such Member as described in, Article 3.3.

"Capital Contribution" means, with respect to any Member on any date, the amount of money, and the reasonable value of Securities, property and services that have been contributed to the Company by that Member on or by that date in exchange for Membership Units.

"Cause" means (a) a determination by a vote of Members holding a majority of outstanding Membership Units that the Manager has acted with gross negligence or willful malfeasance in the performance of its obligations under this Agreement or (b) a conviction of the Manager in a court of competent jurisdiction of any criminal act involving fraud.

"Covered Person" has the meaning set forth in Article 4.8.

"Certificate" means the Certificate of Formation referred to in Article 2.1.

"Closing Date" means the first date as of which one or more Members are admitted to the Company.

"Code" means the Internal Revenue Code of 1986, as amended and as hereafter amended, or any successor law.

"Company" means the limited liability company formed pursuant to this Agreement (i.e. the Seaway Valley Fund, LLC) and the business organization continuing the business of the Company in the event of dissolution as herein provided.

"Fiscal Period" means each period which starts on the day immediately following the last day of the preceding Fiscal Period, and which ends on the first to occur of the following dates:

     (a)  the last day of any calendar month;

     (b) any date as of which any withdrawal or distribution of capital is made by or to any Members or as of which this Agreement provides for any amount to be debited against the Capital Account of any Member, other than a withdrawal or distribution by or to, or an allocation to the Capital Accounts of, all Members which does not result in any change of any Member's Company Percentage; or

     (c) the date which immediately precedes any date as of which a contribution to capital is accepted by the Company from any new or existing Member or as of which this Agreement provides for any amount to be credited to the Capital Account of any Member, other than an allocation to the Capital Accounts of all Members which does not result in any change of any Member's Membership Percentage.

"Fiscal Year" means each period commencing on January 1st of each year and ending on December 31st of each year (or on the date of a final distribution pursuant to Article 6.1(a)(iii)), unless the Manager shall elect another fiscal year for the Company which is a permissible tax year under the Code.

"Interest" means the rights and obligations of a Member under this Agreement and the Act attributable to each Membership Unit.

"Investment" means the purchase by the Company in any Security.

"Investment Committee" has the meaning set forth in Article 4.2.

"Loss Carryforward Account" means a memorandum account to be recorded in the books and records of the Company with respect to each Member, which shall have an initial balance of zero and which shall be adjusted as follows:

     (a) As of the first day following the close of each Performance Period for such Member, the balance of the Loss Carryforward Account shall be increased by the amount, if any, of such Member's Negative Performance Change for such Performance Period and shall be reduced (but not below zero) by the amount, if any, of such Member's Positive Performance Change for such Performance Period.


     (b) As of the close of any Performance Period during which the Capital Account of any Member is reduced as the result of any withdrawal or distribution of capital, any positive balance of the Loss Carryforward Account shall be reduced (but not below zero) by an amount determined by multiplying (i) such positive balance by (ii) a fraction, of which
          (A) the numerator is equal to the amount of such withdrawal or distribution, and (B) the denominator is equal to the balance of such Member's Capital Account immediately before giving effect to such withdrawal or distribution, and by multiplying the resulting amount by
          (iii) a fraction, of which (A) the numerator is equal to the number of days from the date on which such withdrawal or distribution is effective through the close of the Performance Period in which such withdrawal or distribution was made and (B) the denominator is equal to the total number of days in such Performance Period. Solely for the purposes of the foregoing adjustment, any withdrawal or distribution which is effective on the last day of the immediately preceding Performance Period shall be treated as a withdrawal or distribution effective on the first day of the current Performance Period. In the case of any adjustment which is based on a withdrawal or distribution effective (or deemed effective) as of any date other than the commencement of such Performance Period, a further adjustment shall be made to the Loss Carryforward Account as of the first day of the subsequent Performance Period by reducing any positive balance therein (but not below zero) by an amount determined by multiplying the amount referred to in clause (i) by the fraction referred to in clause (ii) and by multiplying the resulting amount by the difference between one
          (1) and the fraction referred to in clause (iii).

No transferee of any interest in the Company (other than a successor to an interest as a result of an involuntary transfer by operation of law) shall succeed to any Loss Carryforward Account balance or portion thereof attributable to the transferor without the express prior consent of the Manager.

"Manager" means, initially, Seaway Valley Capital Corporation, a corporation organized in Delaware and currently operating in New York, and any successor to the Manager.

"Manager Unit" means the rights and obligations of the Manager under this Agreement.

"Managed Account" means any assets or investment of the Manager, or any assets managed by the Manager for the account of any third party, which are invested or available for investment in investment or trading activities whether or not of the specific type being conducted by the Company.

"Management Fee" means, with respect to each Member, an amount equal to one-half of one percent (0.5%) of the value of the Capital Account of such Member calculated and payable in advance as of the first business day of each quarter (after taking into account the allocation of net profit or net loss and withdrawals or distributions or other allocations to such Member's Capital Account effective as of the end of the preceding quarter and capital contributions as of the beginning of the current quarter). In the case of a Member who is admitted (or if a previously admitted Member contributes additional capital) to the Company on a day which is not the first day of a calendar quarter (that is, not the first day of January, April, July or October) or who withdraws from the Company prior to the last day of a calendar quarter, the Management Fee for such quarter shall be prorated to reflect the number of days during which such Member was a Member. Manager may waive the Management Fee for any Member for any period.

"Member" means any Person who signs this Agreement as a Member and any Person who has become an additional or substituted member of the Company pursuant to this Agreement; provided such Person has not ceased to be a member pursuant to this Agreement. "Members" means all such Persons.

"Membership Percentage" means a percentage established for each Member on the Company's books as of the first day of each Fiscal Period. The Membership Percentage of a Member for a Fiscal Period shall be determined by dividing the amount of the Member's Capital Account as of the beginning of the Fiscal Period (after adjustment for any contributions to the capital of the Company which are effective on such date) by the sum of the Capital Accounts of all of the Members as of the beginning of the Fiscal Period (after adjustment for any contributions to the capital of the Company which are effective on such date). The sum of the Membership Percentages of all Members for each Fiscal Period shall equal one hundred percent (100%).

"Membership Unit" means, with respect to each Member, the Interest held by that Member and representing a Capital Contribution of $1.00 per Unit.

"Net Assets" means the total value, as determined by the Manager in accordance with Article 7.2, of all Securities and other assets of the Company (including net unrealized appreciation or depreciation of Securities and accrued interest and dividends receivable net of withholding taxes), less an amount equal to all accrued debts, liabilities and obligations of the Company (including any reserves for contingencies accrued pursuant to Article 3.6). Except as otherwise expressly provided herein, Net Assets as of the first day of any Fiscal Period shall be determined on the basis of the valuation of assets conducted as of the close of the immediately preceding Fiscal Period but after giving effect to (i) any of the amounts set forth in (a) or (b) below payable by the Company which are effective as of the close of such immediately preceding Fiscal Period and
(ii) any capital contributions made by any Member subsequent to the last day of such immediately preceding Fiscal Period, and before giving effect to any Management Fees accruing as of the first day of the current Fiscal Period; and Net Assets as of the last day of any Fiscal Period shall be determined before giving effect to any of the following amounts payable by the Company which are effective as of the date on which such determination is made:

     (a) any withdrawals or distributions payable to any Member which are effective as of the date on which such determination is made; and

     (b) withholding taxes and other items payable, and any increases or decreases in any reserves or other amounts recorded pursuant to
          Article 3.6, during the Fiscal Period ending as of the date on which such determination is made, to the extent the Manager determines that, pursuant to any provisions of this Agreement, such items are not to be charged ratably to the Capital Accounts of all Members on the basis of their respective Member Percentages as of the commencement of the Fiscal Period.

"Net Loss" means the excess of the Net Assets on the first day of a Fiscal Period over the Net Assets on the last day of the same Fiscal Period.

"Net Profit" means the excess of the Net Assets on the last day of a Fiscal Period over the Net Assets on the first day of the same Fiscal Period.

"Offering Memorandum" means the Confidential Offering Memorandum of this Company, as amended from time to time, relating to the offering of Membership Units in the Company.

"Person"  means  any  corporation,   partnership,   limited  liability  company,
co-tenancy, joint venture, trust, individual, or any other legal entity, whether or not a party to this Agreement.

"Performance Allocation" means with respect to any Member twenty percent (20%) of the amount, determined as of the close of each Performance Period with respect to each Member, by which such Member's Positive Performance Change for such Performance Period, if any, exceeds any positive balance in such Member's Loss Carryforward Account as of the close of such Performance Period after all adjustments thereto effective as of such date. If a Performance Period shall end on a date other than at the end of a Fiscal Year solely due to a partial withdrawal by a Member on such date, then the Performance Period shall be deemed to have ended only with respect to the portion of such Member's Capital Account withdrawn on such date and the Performance Allocation otherwise due shall be prorated by multiplying the Performance Allocation by the fraction referred to in clause (ii) of the definition of Loss Carryforward Account.

"Performance Change" means, with respect to each Member for each Performance Period, any amount by which:

     (a) the sum of (i) the balance of such Member's Capital Account as of the close of the Performance Period (after giving effect to all allocations to be made to such Member's Capital Account as of such date other than any Performance Allocation to be debited against such Member's Capital Account), plus (ii) any debits to such Member's Capital Account during the Performance Period to reflect any actual or deemed distributions or withdrawals with respect to such Member's interest, plus (iii) any debits to such Member's Capital Account during the Performance Period to reflect any items allocable to such Member's Capital Account pursuant to Article 3.5 hereof other than Management Fees;

            exceeds:

     (b) the sum of (i) the balance of, such Member's Capital Account as of the commencement of the Performance Period, plus (ii) any credits to such Member's Capital Account during the Performance Period to reflect any contributions by such Member to the capital of the Company.

If the amount  specified  in clause (a) exceeds the amount  specified  in clause
(b), such difference shall be a 'Positive Performance Change", and if the amount specified in clause (b) exceeds the amount specified in clause (a), such difference shall be a "Negative Performance Change."


"Performance Period" means, with respect to each Member, the initial period commencing as of the date of admission of such Member to the Company, and thereafter each period commencing as of the day following the last day of the preceding Performance Period with respect to such Member, and ending at the close of business on the first to occur of the following:

     (a)  the last day of a Fiscal Year;

     (b) the day as of which such Member withdraws all or part of his interest in the Company; and

     (c) the day as of which the Company admits as a substituted Member a person to whom the entire interest of such Member in the Company has been Transferred.

"Record Date" means (i) in the event of any sale of Securities, the date of such sale or (ii) in the event of any other event requiring a determination of the Fair Market Value of Securities, the date set by the Manager which is not fewer than ten nor more than fifteen Business Days prior to such determination.

"Regulations" means the Income Tax Regulations, including temporary regulations, promulgated under the Code, as those regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"Securities" means publicly traded or privately placed securities of any kind (including, without limitations "securities" as that term is defined in Article 2(l) of the Securities Act of 1933, as amended); any contracts for future or forward delivery of any security, commodity or currency; any contracts based on any securities or currency index or group of securities or currencies; any evidences of indebtedness (including participations in or assignments of bank loans or trade credit claims); any options to acquire any of the above; and any derivative instrument of any kind.

"Security" means the singular of Securities.

"Schedule of Members" means a schedule to be maintained by the Manager in accordance with this Agreement showing the name, address, date of admission, classification as Member, amount of initial capital contribution and of any additional capital contribution, subsequent capital contribution, amount of any withdrawal and amount of any transfer with respect to each Member.

"Transfer" means any sale, exchange, transfer, assignment, pledge or granting of another form of security interest or other disposition by a Member of all or a part of an interest in the Membership Unit to another party, whether voluntary or involuntary.


"Withdrawal Event" has the meaning set forth in Article 5.5.


All defined terms used in this Agreement that are not defined in this Article 1 have the meanings given to them elsewhere in this Agreement.


                                   ARTICLE II
                                  ORGANIZATION

2.1.    Formation of Limited Liability Company

The Members hereto hereby form the Company under and pursuant to the Act. The Manager has executed, acknowledged and filed a Certificate with the Secretary of State of the State of Delaware in accordance with the Act. In addition, the Manager shall execute, acknowledge and file any amendments to the Certificate as may be required by the Act and any other instruments, documents and certificates which, in the opinion of the Company's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid and subsisting existence and business of the Company. Any required amendment to the Certificate shall be filed by the Manager promptly following the event requiring said amendment. All amendments may be signed either personally or by an attorney-in-fact.

2.2.    Name of Company

The name of the Company shall be Seaway Valley Fund, LLC or such other name as the Manager may hereafter adopt upon (i) causing an amendment to the Certificate to be filed with the Secretary of State of the State of Delaware; and (ii) sending notice thereof to the Members. The Company shall have the exclusive ownership and right to use the Company name so long as the Company continues, despite the withdrawal, expulsion, resignation or removal of any Member, but upon the Company's termination, the Company shall assign the name and the goodwill attached thereto to the Manager.

2.3.    Registered Office and Agent

The Company shall have its registered office at 1220 North Market Street, Suite 606, Wilmington, DE 19801 or at such other place as the Manager may designate from time to time, and its initial registered agent in Delaware is American Incorporators Ltd.

2.4.    Term of Company

     (a) The term of the Company commenced on the date on which the Certificate was filed with the Secretary of State of the State of Delaware, and shall continue until the earliest of the following dates:

          (i) any date on which the Manager shall elect to dissolve the Company; or

          (ii) the date on which (A) the Manager is declared bankrupt by a court with appropriate jurisdiction, (B) the Manager files a petition commencing a voluntary case under any bankruptcy law, (C) the Manager makes an assignment for the benefit of creditors, (D) a receiver for the property or affairs of the Manager is appointed,
               (E) the entire Manager Unit of the Manager is withdrawn from the Manager, or (F) the Manager is dissolved and a winding up thereof commenced.


     (b) Except as otherwise provided in Article 2.4(a) or in the Act, the death, mental illness, dissolution, termination, liquidation, bankruptcy, reorganization, merger, sale of substantially all of the stock or assets of or other change in the ownership or nature of a Member, the admission to the Company of a new Manager or Member, the admission to the Manager of a new member, the withdrawal of a Member from the Company, or the transfer by a Member of his interest in the Company to a third party shall not cause the Company to dissolve.

     (c) The parties agree that irreparable damage would be done to the goodwill and reputation of the Members if any Member should bring an action in court to dissolve the Company. Care has been taken in this Agreement to provide for fair and just payment in liquidation of the Interests of all Members. Accordingly, each Member hereby waives and renounces its right to such a court decree of dissolution or to seek the appointment by the court of a liquidator for the Company except as provided herein.

2.5.    Objects of Company

The objects of the Company shall be to purchase, sell (including short sales), invest and trade in Securities, to engage in financial transactions relating thereto, and to engage in any other lawful activity.

2.6.    Actions by Company

The Company may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may in the opinion of the Manager be necessary or advisable to carry out the foregoing objects.

                                   ARTICLE III
                                 CAPITALIZATION

     Acceptance of Subscription Agreements shall be at the sole discretion of the Manager.

3.1.    Contributions to Capital

     (a) The Manager will contribute $1,000 in cash to the Company in exchange for the Manager Unit. Except as provided in the Act, the Manager shall not be required or obligated to make any additional contributions to the Company.

     (b) The minimum initial contribution of each Member to the capital of the Company shall be $25,000 (twenty-five thousand Membership Units) or such lower amount as the Manager, in its discretion, may permit. Initial contributions to the capital of the Company may be accepted on the first day of any calendar month (or on such other day as may be approved in advance by the Manager, which approval may be withheld by the Manager in its sole discretion). The amount of the initial contribution of each Member shall be recorded by the Manager upon acceptance as a contribution to the capital of the Company.

     (c) The Members may make additional contributions to the capital of the Company at such times and in such amounts as the Manager, in its discretion, may permit. No Member shall be obligated to make any additional contribution to the capital of the Company. Additional contributions to the capital of the Company which are permitted by the Manager may be accepted on the first day of each calendar month (or on such other day as may be approved in advance by the Manager, which approval may be withheld by the Manager in its sole discretion).

     (d) Except as otherwise permitted by the Manager, (i) initial and any additional contributions to the capital of the Company by any Member shall be payable in cash or in such Securities which the Manager, in its absolute discretion, may agree to accept on behalf of the Company, and (ii) initial and any additional contributions shall be payable in one installment and shall be paid prior to the date of the proposed acceptance of the contribution (or within five business days thereafter with the Manager's approval, which may be withheld by the Manager in its sole discretion). The Company shall be entitled to deduct from the amount of any contribution to be credited to the Capital Account of any Member introduced by a placement agent or other financial intermediary a subscription charge of up to two percent (2%) of the subscription amount, which may be paid to such placement agent or intermediary. Each Member allowed to contribute Securities to the capital of the Company shall, prior to the date of any such contribution, furnish to the Company evidence as to his dates of acquisition of such Securities, his unencumbered ownership thereof, his adjusted basis thereof for income tax purposes and his holding period of such Securities.

3.2.    Rights of Members in Capital

     (a) No Member shall be entitled to interest on the Member's contributions to the capital of the Company.

     (b) No Member shall have the right to distributions or the return of any contribution to the capital of the Company except (i) upon withdrawal of such Member pursuant to Article 5.5 or (ii) upon the dissolution of the Company pursuant to Article 6.1. The entitlement to any such distribution or return at such time shall be limited to the value of the Capital Account of the Member. The Manager shall not be liable for the distribution or return of any such amounts.

3.3.   Capital Accounts or Members Capital Accounts

     (a)  The Company shall maintain a separate Capital Account for each Member.

     (b) Each Member's Capital Account shall have an initial balance equal to the amount of cash and the value of any Securities' constituting such Member's initial contribution to the capital of the Company (net of any sales charges.)

     (c) Each Member's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any Securities constituting additional contributions by such Member to the capital of the Company permitted pursuant to Article 3.1, plus (ii) the portion of any Net Profit allocated to such Member's Capital Account pursuant to Article 3.4, plus (iii) any Performance Allocation credited to such Member's Capital Account pursuant to Article 3.7, plus (iv) a ratable portion of any amounts deducted from any withdrawal payment pursuant to
          Article 5.5(e), plus (v) any decreases in any reserves recorded by the Company pursuant to Article 3.6(a), and any receipts determined to be applicable to a prior Fiscal Period pursuant to Article 3.6(b), to the extent the Manager determines that, pursuant to any provision of this Agreement, such item is to be credited to such Member's Capital Account on a basis which is not in accordance with the current respective Membership Percentages of all Members.

     (d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any cash and the net value of any property withdrawn by or distributed to such Member pursuant to Article 5.5 or 6.1, including any amount deducted from any such withdrawal or distribution pursuant to Article 5.5(c), plus (ii) the portion of any Net Loss allocated to such Member's Capital Account pursuant to Article 3.4, plus (iii) the Management Fees and any withholding taxes or other expense items charged to such Member's Capital Account pursuant to Article 3.5, plus
          (iv) any  Performance  Allocation  charged  to such  Member's  Capital
          Account pursuant to Article 3.7, plus (v) any increases in any reserves recorded by the Company pursuant to Article 3.6(a), and any payments determined to be applicable to a prior Fiscal Period pursuant to Article 3.6(b) and any charges made to a former Member pursuant to
          Article  3.6(c)  which the Company  fails to collect  from such former
          Member, to the extent the Manager determines that, pursuant to any provision of this Agreement, such item is to be charged to such Member's Capital Account on a basis which is not in accordance with the current respective Membership Percentages of all Members.

3.4.     Allocation of Net Profit and Net Loss

     (a) Subject to Articles 3.4(b) and 3.8, as of the, last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in proportion to their respective Membership Percentages for the Fiscal Period.

     (b) Notwithstanding Article 3.4(a), the Company may establish one or more separate brokerage accounts in its name in which it shall hold all newly issued securities which it may acquire. To the extent required by applicable rules of NASD Regulation, Inc., including without limitation the Free-Riding and Withholding Interpretation or any successor rule or interpretation, gains or losses attributable to securities held in such account shall not be allocated to any Member who shall be prohibited from receiving such allocation, and such gain or loss shall instead be allocated to all other Members' pro rata in proportion to their respective Membership Percentages.

3.5. Allocation of Management Fees, Withholding Taxes and Certain Other Expenditures

     (a) As of the first day of each Fiscal Period, and as of any other date on which a Member is admitted as a Member or makes an additional capital contribution, each Member's Management Fee for such quarter shall be debited against the Capital Account of such Member. If the Member is admitted on a day that does not represent the first day of a calendar quarter (that is, not the first day of January, April, July or October), the Management fee will be pro rated for that quarter and calculated for and applied to the remaining months of that particular quarter, after which, the regular quarterly Management Fee will be debited against the Member Capital Account.

     (b) If the Company incurs a withholding tax or other tax obligation with respect to the share of Company income allocable to any Member, then the Manager shall cause the amount of such obligation to be debited against the Capital Account of such Member as of the close of the Fiscal Period during which the Company pays such obligation. The Manager shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption.

     (c) Except as otherwise provided for in this Agreement, any expenditures payable by the Company, to the extent determined by the Manager to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were accrued by the Company.

3.6.    Reserves; Adjustments for Certain Future Events

     (a) Appropriate reserves may be created, accrued and charged against the Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Manager, such reserves to be in the amounts which the Manager in its sole discretion deems necessary or appropriate. The Manager may increase or reduce any such reserve from time to time by such amounts as the Manager in its sole discretion deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided that if any such reserve, or any increase or decrease therein, exceeds the lesser of $50,000 or one percent (1%) of the aggregate Capital Accounts of all such Members, the amount of such reserve, increase or decrease may instead be charged or credited to those parties who were Members at the time, as determined by the Manager in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established in proportion to their Capital Accounts at that time.

     (b) If at any time an amount is paid or received (other than in conjunction with investments or as capital contributions, withdrawals or distributions) by the Company and such amount exceeds the lesser of $50,000 or one percent (1%) of the aggregate Capital Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Company's accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount may, at the discretion of the Manager, be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Fiscal Period or Periods.

     (c) If any amount is charged or credited pursuant to paragraph (a) or (b) of this Article 3.6 to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Manager determines that such charge or credit is required at a floating rate determined by the Manager by reference to the interbank rate prevailing at that time. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Company on demand; provided that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of its Capital Account at the time to which the charge relates, and (ii) no such demand shall be made more than four years after such former Member ceased to be a Member. To the extent the Company fails to collect, in full, any amount charged to such former Member pursuant to paragraph
          (a) or (b) of this Article 3.6, whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the other persons who were Members at the time to which the charge relates and, failing collection from them, to the Capital Accounts of the current Members.

3.7.     Performance Allocation

The Performance Allocation shall be debited against the Capital Account of each Member as of the last day of each Performance Period with respect to such Member (provided, however, that subject to compliance with the Advisers Act, such Performance Allocation may be reduced by the Manager in its discretion with respect to any Member) and the amount so debited shall simultaneously be credited to the Capital Account of the Manager, or, subject to compliance with the Advisers Act, to the Capital Accounts of such Members as have been designated in writing by the Manager within ninety (90) days after the close of such Performance Period.

3.8.    Allocation to Avoid Capital Account Deficits

To the extent that any debits pursuant to Articles 3.4 through 3.7 hereof would reduce the balance of the Capital Account of any Member below zero, that portion of any such debits shall instead be allocated to the Capital Account of the Manager. Any credits in any subsequent Fiscal Period which would otherwise be allocable pursuant to Articles 3.4 through 3.7 hereof to the Capital Account of any Member previously affected by the application of this Article 3.8 shall instead be allocated to the Capital Account of the Manager in such amounts as are necessary to offset all previous debits attributable to such Member pursuant to this Article 3.8 not previously recovered.

3.9.    Allocations for Income Tax Purposes

In each Fiscal Year, items of income, deduction, gain, loss or credit that are recognized for income tax purposes shall be allocated among the Members, in such manner as to reflect equitably amounts credited to or debited against each Member's Capital Account, whether in such Fiscal Year or in prior Fiscal Years (which shall include appropriate allocations to withdrawing or retiring Members). To this end, the Company shall establish and maintain records which shall show the extent to winch the Capital Account of each Member shall, as of the last day of each Fiscal Year, be comprised of amounts which have not been reflected in the taxable income of such Member. The Manager may, in its sole discretion, elect to use an "aggregate" allocation method permitted under
Article 704(b)-(c) of the Code and the regulations thereunder. In the event a Member withdraws the entire balance of such Member's Capital Account, the Manager may in its sole discretion make a special allocation to the Member for federal income tax purposes of the capital gains recognized by the Company in such a manner as, will reduce the amount if any, by which the balance of such Member's Capital Account exceeds its federal income tax basis in its interest in the Company before such allocation. Otherwise, to the extent deemed by the Manager to be feasible and equitable, taxable income and gains in each Fiscal Year shall be allocated among the Members who have enjoyed the related credits, and items of deduction, loss and credit in each Fiscal Year shall be allocated among the Members who have bore the burden of the related debits. Taxable gain or loss realized from the sale of Securities which were contributed in kind by a Member (other than gain which was recognized by such contributing Member upon such contribution pursuant to Article 721(b) of the Code) shall be allocated to the contributing Member to the extent required under Article 704(c) of the Code and the regulations promulgated thereunder.

                                   ARTICLE IV
                                   MANAGEMENT


4.1.    Rights, Duties and Powers of the Manager

     (a) Subject to the terms and conditions of this Agreement, the Manager shall have complete and exclusive responsibility for managing and administering the affairs of the Company, and shall have the power and authority to do all things necessary or proper to carry out its duties hereunder.

     (b)  Without   limiting  the   generality  of  the  Manager's   duties  and
          obligations   hereunder,   the  Manager  shall  have  full  power  and
          authority:

          (i) to solicit investments in the Company and to file all such documents and take all such other actions as may be necessary or appropriate to qualify Membership Units in the Company for offer and sale in any jurisdiction;

          (ii) to receive from Members contributions to the capital of the Company;

          (iii) to conduct meetings of the Members;

          (iv) to open, maintain and close bank accounts and custodial accounts for the Company and draw checks and other orders for the payment of money;

          (v) to disburse payments to Members in connection with withdrawals from the Company

          (vi) to disburse payments as provided for in this Agreement;

          (vii) to pay all expenses relating to the organization of the Company (including attorneys' fees);

          (viii) to engage such attorneys, accountants and other professional advisers and consultants as the Manager may deem necessary or advisable for the affairs of the Company;

          (ix) to furnish Members with the reports described in Article 7.1;

          (x) to furnish Members with copies of all amendments to this Agreement;

          (xi) to issue to any Member, in such form and on such terms as the Manager may consider appropriate, an instrument certifying that such Member is the owner of an Interest in the Company;

          (xii) to prepare and file, on behalf of the Company, any required tax returns and all other documents relating to the Company and to
               make  any   elections   (required  or  otherwise)  in  connection
               therewith;

          (xiii) to commence or defend litigation that pertains to the Company or any of its assets;

          (xiv) to provide office space, office and executive staff and office supplies and equipment for the Company's principal office;

          (xv) to cause the Company, if and to the extent the Manager deems such insurance advisable, to purchase or bear the cost of (A) any insurance covering the potential liabilities of the Company, the Manager and their members, officers, employees and agents, (B) fidelity or other insurance relating to the performance by the Manager of its duties to the Company, and (C) key-man life insurance on the lives of the key employees of the Manager provided that the Company is the beneficiary of such insurance;

          (xvi) in the normal course of the Company's business and for any Company purpose, including without limitation payment of the Company's operating expenses and of Management Fees, to cause the Company to borrow money and make, issue, accept, endorse and execute promissory notes, drafts, bills of exchange, guarantees and other instruments and evidences of indebtedness, and secure the payment thereof by mortgage, pledge or assignment of or security interests in all or any part of the securities and other property then owned or thereafter acquired by the Company;

          (xvii) generally to provide all other executive and administrative undertakings for and on behalf of the Company; and

          (xviii) subject to the other terms and  provisions of this  Agreement, to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in all activities and transactions, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Article 4.1, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings and transactions with any Member or with any other person firm or corporation having any business, financial or other relationship with any Member or Members.

     (c) The Manager shall be the tax matters Member for purposes of Article 6231(a)(7) of the Code. Each Member agrees not to treat, on his personal U.S. federal income tax return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Company. The Manager shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Company under any provisions of the Code or any other revenue laws.

     (d) The Manager may delegate to any person or persons any of the powers and authority vested in it hereunder, and may engage such person or persons to provide administrative and accounting services to the Company, on such terms and conditions as it may consider appropriate.

4.2.    Investment Management

     (a) The Manager shall have complete and exclusive responsibility for all investment and investment management decisions to be undertaken on behalf of the Company. Without limiting the foregoing, the Manager shall have full power and authority:

          (i) to deposit funds in the Company's name in an account or accounts maintained in an insured, commercial financial institution, as determined by the Manager, and which will not be commingled with the funds of any other Person (checks may be drawn on the account or accounts of the Company only for the purposes of the Company and shall be signed by the Manager or by its duly authorized representatives);

          (ii) to purchase, sell, exchange, trade and otherwise deal in and with Securities and other property of the Company;

          (iii) to make all decisions relating to the manner, method and timing of investment and trading transactions, to select brokers, dealers or other financial intermediaries (including any firms with which the Manager or any of its principals is affiliated or associated) for the execution, clearance and settlement of any transactions on such terms as the Manager considers appropriate, and to grant limited discretionary authorization to such persons with respect to price, time and other terms of investment and trading transactions;

          (iv) to trade on  margin,  to  borrow  from  banks or other  financial
               institutions,   and  to  pledge   Company  assets  as  collateral
               therefore; and

          (v) to arrange for the custody of Securities and other assets acquired or held on behalf of the Company, to direct custodians to deliver funds or securities for the purpose of effecting transactions, and to instruct custodians to exercise or abstain from exercising any right or privilege attaching to assets.


     (b) In the course of selecting brokers, dealers, and other intermediaries for the execution, clearance and settlement of transactions for the Company, the Manager may agree to such commissions, fees and other charges on behalf of the Company as it shall deem reasonable in the circumstances taking into account all such factors as it deems relevant (including the quality of research and other services made available to it even if such services are not for the exclusive benefit of the Company and the cost of such services does not represent the lowest cost available) and shall be under no obligation to combine or arrange orders so as to obtain reduced charges.

     (c) The Manager may establish an investment advisory committee (the "Investment Committee") to provide assistance to the Manager in determining the proposed Investments by the Company. In addition, the Manager may establish an advisory board (the "Advisory Board") which will provide strategic planning and other advisory services. The Manager shall have the right to select, remove and replace, with or without cause, all members of the Investment Committee and Advisory Board, provided that, when establishing such Committee and Board, or when adding a member thereto, the Manager shall invite a Member to serve as such a member to the end that, if the invited Member accepts such invitation, there is at least one Member on each of the Investment Committee and the Advisory Board. The Investment Committee and Advisory Board shall be advisory only, and the Manager shall retain ultimate decision making authority concerning all such Investments.

4.3.    Expenses

     (a) The Manager, not the Company, shall pay all of the Manager's own operating and overhead costs. Such costs shall not include any costs of insurance referred to in subparagraph 4.1(b)(xv) above.

     (b) The Company shall pay or reimburse the Manager for all other costs and expenses arising in connection with its operations, including, without limitation, the following expenses:


          (i) all legal and other organizational expenses incurred in the formation of the Company.


          (ii) all costs and expenses directly related to investment transactions and positions for the Company's account, including brokerage commissions, custody charges, interest and commitment fees on loans and debit balances;


          (iii) any withholding or transfer taxes imposed on the Company or any of its Members as a result of its or their earnings, investments or withdrawals (which amounts shall be assessed, where applicable to particular Members, directly against the Capital Accounts of such Members);


          (iv) any governmental fees imposed on the capital of the Company or incurred in connection with compliance with applicable regulatory requirements;


          (v) any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company or the Manager in connection with the affairs of the Company except that the Company shall not be obligated for fees and costs of any litigation or regulatory investigation which results in a final determination of bad faith or dishonesty by the Manager;


          (vi) government charges and professional fees and expenses incurred in connection with the preparation of this Agreement, other contract documents and a disclosure document to be furnished by the Manager to prospective investors in Membership Units in the Company;


          (vii) cost  of  the  audits  of  the,   Company  's  annual  financial
               statements and the preparation of its tax returns;


          (viii) fees and expenses of the Company's counsel in connection with advice directly relating to the Company's legal affairs;


          (ix) the costs of any other outside appraisers, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company as well as other expenses directly related to the Company's investment program; and


          (x) other ordinary operating and out-of-pocket expenses of the Company.


The Manager shall be entitled to reimbursement from the Company for any of the above expenses that it pays on behalf of the Company.

4.4.    Rights of Members

Except as otherwise provided in this Agreement the Members shall have no right to participate in the management or control of the Company's business. Members shall have no right or authority to act for the Company or to vote on matters other than the matters set forth in this Agreement or as required by applicable law and not subject to a different requirement under this Agreement. Except as otherwise provided by law, the liability of each Member is limited to the amount of his capital contributions (plus any accretions in value thereto prior to withdrawal).

4.5.    Activities of the Manager and Members

          (a) The Manager shall not be required to devote full time to the affairs of the Company, but shall devote such time as may be reasonably required therefor.

          (b) Each Member agrees that any other Member (and any Member, director, officer, shareholder, affiliate or employee of any Member) may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, management of other accounts, investment in, or financing, acquisition and disposition of, Securities, investment and management counseling, brokerage services, serving as director, officer, adviser or agent of any other company, member of any membership entity, or trustee of any trust, or entering into any other commercial arrangements, whether or not any such, activities may conflict with any interest of the parties with respect to the Company. The Members expressly agree that neither the Manager nor the Members shall have any rights in or to such activities, or any profits derived therefrom. Without in any way limiting the foregoing, each Member hereby acknowledges that: (i) neither the Manager, any Members, nor their respective members, directors, officers, shareholders, affiliates or employees shall have any obligation or responsibility to disclose or refer any of the investment or other opportunities obtained through activities contemplated by this paragraph (b) of Article 4.5 to the Manager or the Members, but may refer the same to any other party or keep such opportunities for their own benefit; and (ii) the Manager, the Members and their respective members, directors, officers, shareholders, affiliates and employees are hereby authorized to engage in activities contemplated by this paragraph (b) of
               Article 4.5 with, or to purchase, sell or otherwise deal or invest in Securities issued by, companies in which the Company might from time to time invest or be able to invest or otherwise have any interest in, without the consent or approval of the Company or any other Member.

          (c) The parties hereto hereby waive, and covenant not to sue on the basis of, any law (statutory, common law or otherwise) respecting the rights and obligations of the Members inter se which is or may be inconsistent with this Article 4.5.

4.6.    Duty of Care; Indemnification

          (a) The Manager (and its Investment Committee or Advisory Board, if established) shall not be liable to the Company or to any of its Members for any loss or damage occasioned by any acts or omissions in the performance of its services as Manager, unless such loss or damage is due to the gross negligence, recklessness or willful misconduct of the Manager, or as otherwise required by law.


          (b) The Manager (which shall include for this purpose each of its members and employees, and each of their respective directors, officers and employees, agents and each person who controls any of them, and their executors, heirs, assigns, successors and other legal representatives) shall be indemnified to the fullest extent permitted by law by the Company (but not the Members individually)  against any cost,  expense  (including  attorneys'
               fees), judgment or liability reasonably incurred by or imposed upon it in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency) to which it may be made a party or otherwise be involved or with which it shall be threatened by reason of being or having been the Manager; provided, however, that the Manager shall not be so indemnified to the extent such cost, expense, judgment or liability shall have been finally determined in a decision on the merits in any such action, suit or proceeding to have been incurred or suffered by the Manager by reason of its gross negligence, recklessness or willful misconduct. The right to indemnification granted by this Article
               4.6 shall be in addition to any rights to which the Manager may otherwise be entitled and shall inure to the benefit of the successors or assigns of the Manager. The Company shall pay the expenses incurred by the Manager in defending a, civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by the Manager to repay such payment if there shall be an adjudication or determination that it is not entitled to indemnification as provided herein. The Manager may not satisfy any right of indemnity or reimbursement granted in this
               Article 4.6 or to which it may be otherwise entitled except out of the assets of the Company, and no Member shall be personally liable with respect to any such claim for indemnity or reimbursement. The Manager may obtain appropriate insurance on behalf of the Company to secure the Company's obligations hereunder.

4.7      Conflicts of Interest

Principals of the Manager are engaged in financial activities other than on behalf of the Company. Therefore, conflicts of interest may arise in connection with the allocation of the Manager's time between the Company and other business affairs of the Manager. The Manager and its Affiliates are engaged in private equity, financial advisory, fund management, and other activities that may be viewed as in competition with the Company. Except as specifically provided in this Agreement, the Manager and any Manager Affiliate may engage in transactions or cause or advise others to engage in transactions which may differ from or be identical to the transactions engaged in for the Company's account.

No Member shall, by reason of being a Member in the Company, have any right to participate in any manner in any profits or income earned or derived by or accruing to the Manager or any Manager Affiliate from the conduct of business other than the business of the Company or from any transaction in Securities effected by the Manager or any Manager Affiliate for any account other than that of the Company. Further, no Member will have any right to participate in any other venture capital or other fund organized or managed by the Manager or its Affiliates, whether presently existing or formed in the future.

4.8      Exculpation

To the extent permitted by applicable law, none of the Manager (including any member of an Investment Committee or Advisory Board), any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Manager, or any director, officer, employee, member, shareholder or member of the Manager, or such other Person (each a "Manager Affiliate"), its agents, or any of their respective assigns (individually, a "Covered Person" and, collectively, the "Covered Persons") shall be liable to the Company or any Member for any action taken or omitted to be taken with respect to the management or conduct of the business or affairs of the Company, so long as such action or omission does not constitute gross negligence, fraud, willful misconduct, willful violations of any state or federal securities laws or willful violation of any law by such Covered Person. The Manager shall not be liable to the Company or any other Member for any action taken or omitted to be taken by any other Member, nor shall the Manager (to the extent permitted by applicable law and in the absence of gross negligence, fraud, willful misconduct, willful violations of any state or federal securities laws or willful violation of any law by the Manager) be liable to the Company or any other Member for any action or omission of any Manager Affiliate or agent of the Company or the Manager. Any Covered Person may consult with legal counsel, accountants or other professional advisors in respect of the affairs of the Company and, so long as such Covered Person shall have used reasonable care in selecting such counsel, accountants or other advisors, shall be fully protected and justified in taking or omitting to take any action in reliance upon the advice or opinion of such counsel, accountants and other advisors.



                                    ARTICLE V
                      ADMISSIONS, TRANSFERS AND WITHDRAWALS

5.1.     Admission of Members


The Manager may at the beginning of each calendar month (or on such other day or days as the Manager may in its sole discretion determine) and without advance notice to or consent from the Members admit any person who shall agree to be bound by all of the terms of this Agreement as a Member, unless the investment by such Member in the Company would have any of the effects described in clauses
(i) through (vi) of Article 5.3(b) herein. The Manager shall have the absolute discretion to reject subscriptions for Membership Units in the Company. Effective upon such admission, the Schedule of Members shall be revised to reflect the name and the required contribution to the capital of the Company of such additional Member.


5.2.     Admission of Additional Manager


The Manager may admit one or more additional managers, who may be natural persons, partnerships, membership entities or corporations, to the Company only if such action is approved by the affirmative vote of Members whose Membership Percentages represent more than fifty percent (50%) of the aggregate Membership Percentages of all Members, except that the Manager may without the consent of the Members admit an administrative manager which shall perform all of the obligations set forth in Article 4.1(b) at the expense of the Company. No additional manager shall be added if adding such additional manager would have any of the effects described in clauses (i) through (vi) of Article 5.3(b) herein.

5.3.     Transfer of Interests of Members


     (a) No Transfer of any Member's Interest in the Company, whether voluntary or involuntary, shall be valid or effective, and no transferee shall become a substituted Member, unless the prior written consent of the Manager has been obtained, which consent may be withheld for any reason or for no reason. Transfers of a Member's Interest in the Company may be consented to by the Manager only if the entire Interest of such Member in the Company will be transferred to a single transferee, except that the Manager may consent to transfers of a portion of the Interest of a Member in the Company occurring upon the death of such Member or to members of the immediate family of such Member. In the event of any Transfer, all of the conditions of the remainder of this Article 5.3 must also be satisfied. Manager has the right of first refusal to purchase for its account Member Interests if being transferred for any returned value (i.e. if the Interest is sold.)

     (b) No Transfer of any Member's Interest in the Company, whether voluntary or involuntary, shall be valid or effective unless the Manager determines, after consultation with legal counsel acting for the Company, that such Transfer will not:

               (i) require registration of any interest in the Company under any securities laws of the United States of America, any state thereof or any other jurisdiction;

               (ii) subject the Company or the Manager to registration under any securities or commodities laws of the United States of America, any state thereof or any other jurisdiction;

               (iii) result in a  termination  of the Company  for U.S.  federal income tax purposes under Article 708(b)(1)(B) of the Code;

               (iv) result in the Company being deemed to be a "publicly  traded
                    Membership" for purposes of Article 7704 of the Code, or having more than 500 owners (including for this purpose any indirect owners of an S corporation, grantor trust, Membership or other entity that has elected to be treated as a Membership for U.S. federal income tax purposes if substantially all of the assets of such entity are invested in the Company);

(v) result in assets of the Company being considered "Plan Assets" for purposes of ERISA; or

(vi) violate or be inconsistent with any representation or warranty made by the transferring Member at the time the Member subscribed to purchase an interest in the Company.


The transferring Member, or his legal representative, shall give the Manager written notice before making any voluntary Transfer and within thirty (30) days after any involuntary Transfer and shall provide sufficient information to allow legal counsel acting for the Company to make the determination that the proposed Transfer will not result in any of the consequences referred to in clauses (i) through (vi) above. If a Transfer occurs by reason of the death of a Member or assignee, the notice may be given by the duly authorized representative of the estate of the Member or assignee. The notice must be supported by proof of legal authority and valid assignment acceptable to the Manager.

     (c) In the event any Transfer permitted by this Article 5.3 shall result in multiple ownership of any Member's Interest in the Company, the Manager may require one or more trustees or nominees to be designated to represent a portion of or the entire Interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising the rights which the transferor as a Member had pursuant to the provisions of this Agreement.

     (d) A transferee shall be entitled to the allocations and distributions attributable to the Interest in the Company transferred to such transferee and to transfer such Interest in accordance with the terms of this Agreement; provided, however, that such transferee shall not be entitled to the other rights of a Member as a result of such transfer until he becomes a substituted Member. No transferee, except. with the consent of the Manager (which consent may be withheld at its sole and absolute discretion), may become a substituted Member. If the Manager withholds consent, a transferee will not have any of the rights of a Member, except that the transferee will be entitled to receive that share of capital or profits and to have the right of withdrawal to which his transferor would have been entitled and will remain subject to the other terms of this Agreement. A transferring Member will remain liable to the Company as provided under applicable law regardless of whether his transferee becomes a substituted Member. Notwithstanding the above, the Company and the Manager shall incur no liability for allocations and distributions made in good faith to the transferring Member until a written instrument of transfer has been received by the Company and recorded on its books and the effective date of the Transfer has passed.

     (e) Each Member agrees with all other Members that he will not make any Transfer of his Interest in the Company which will violate this
          Article 5.3. In the event of any attempted Transfer of any Member's Interest in the Company in violation of the provisions of this Article 5.3, without limiting any other rights of the Company, the Manager shall have the right to require the withdrawal of such Member's Interest from the Company as provided by Article 5.5(g).

     (f) Any other provision of this Agreement to the contrary notwithstanding, any successor to any Member's Interest in the Company shall be bound by the provisions hereof. Prior to recognizing any Transfer in accordance with this Article 5.3, the Manager may (i) require the transferring Member to execute and acknowledge an instrument of transfer in form and substance satisfactory to the Manager and to reimburse the Company for all expenses reasonably incurred in connection with the Transfer, and (ii) require the transferee to make certain representations and warranties to the Company and Members and to accept, adopt and approve in writing all of the terms and provisions of this Agreement. A transferee shall become a substituted Member effective upon the satisfaction of all of the conditions for such Transfer contained in this Article 5.3.

     (g) In the event of a Transfer or in the event of a distribution of assets of the Company to any Member, the Company, in the sole and absolute discretion of the Manager, may, but shall not be required to, file an election under Article 754 of the Code and in accordance with the applicable U.S. Treasury regulations, to cause the basis of the Company's assets to be adjusted for federal income tax purposes as provided by Articles 734 or 743 of the Code,

5.4.     Transfer of Interest of Manager


     (a) The Manager may not transfer its Unit in the Company other than (i) pursuant to a transaction not deemed to involve an assignment of its investment management obligations within the meaning of the Advisers Act, or (ii) with the approval of Members whose Membership Percentages represent more than fifty percent (50%) of the aggregate Percentages of all Members. By executing this Agreement, each Member shall be deemed to have consented to any such transfer permitted by clause (i) of the preceding sentence.

     (b) The Manager shall promptly notify the Members if Thomas Scozzafava shall for any reason cease to be active in the business of the Manager.

5.5.     Withdrawal of Interests of Members

     (a) The Interest of a Member in the Company may not be withdrawn from the Company prior to its dissolution except as provided in this Article 5.5.

     (b) If the 100% of the Company's holdings are liquid investments (defined as cash or publicly-traded Securities):

          (1) After the fifth anniversary of a Member's initial capital contribution in the Company, a Member may voluntarily withdraw all or part of his Interest in the Company as of the last day of each calendar quarter by giving irrevocable written notice to the Manager at the principal office of the Company at least forty-five (45) days prior to the proposed withdrawal date indicating the withdrawal date and amount to be withdrawn from such Member's Capital Account in such notice. The Manager may, in its sole discretion, waive the foregoing notice requirement or fifth anniversary requirement. Except with the consent of the Manager, a withdrawal of less than a Member's entire Interest in the Company may be made only in integral multiples of $5,000, and any withdrawal which leaves a remaining balance of less than $50,000 in a Member's Capital Account may be deemed a complete withdrawal.

          (2) Notwithstanding Article 5.5(b)(1), if investors request aggregate withdrawals of more than ten percent (10%) of the aggregate assets of the Company, effective as of the end of any calendar quarter, then the Company may limit the withdrawals by each Member (on a pro rata basis with each other Member) so that not more than 10% of the aggregate assets of the Company are withdrawn in such calendar quarter. Any amount which a Member is not permitted to withdraw as of the end of any calendar quarter shall be carried forward and withdrawn as of the end of the next following calendar quarter, subject to the same ten percent (10%) limitation referred to in the preceding sentence, provided that the limitations in this Article 5.5(b)(2) shall not delay the withdrawal of any amount subject to a withdrawal notice for more than twelve (12) months after the date on which such original notice would have been effective in the absence of this Article 5.5(2).

          (3) The Manager may voluntarily withdraw part of its Interest in the Company as of the last day of each calendar month pursuant to this Article 5.5 without giving notice to the Members.

          (4) Except as provided in Article 5.5(b)(6), payment of the amount of such withdrawal shall be made in cash within thirty (30) days after the effective date of withdrawal, without interest; provided, however, that any Member withdrawing at least ninety percent (90%) of such Member's Capital Account shall be paid at least ninety percent (90%) of the amount of such withdrawal within thirty (30) days after the effective date of withdrawal and shall be paid any remaining balance promptly following completion of the audit of the Company's financial statements for the Fiscal Year which includes the effective date of withdrawal (with interest on any unpaid balance from the 30th day after the withdrawal date to the date or dates of payment at the broker's call rate available to the Company from time to time during such period). The Manager may deduct from any withdrawal payments or otherwise charge to the withdrawing Member a charge of up to two percent (2%) of the amount withdrawn, to reflect actual or estimated costs to the Company and existing Members of liquidating portfolio positions of the Company in order to fund such withdrawal, and such amount shall be determined by the Manager in its sole discretion. The Manager may assess an additional charge in connection with any withdrawal, representing a ratable portion of the Company's organization expenses which have not yet been fully amortized. The amount of such charges retained by the Company in connection with any withdrawal, net of any actual costs and expenses of processing the withdrawal, shall be allocated among and credited to the Capital Accounts of all Members on the commencement of the Fiscal Period immediately following the effective date of the withdrawal in accordance with their respective Membership Percentages at such time.

          (5) Upon receipt by the Manager of a Member's notice of intention to withdraw assets from the Company, the Manager shall have the discretion to manage the Company's assets in a manner which would provide for cash being available to satisfy such Member's request for withdrawal, but the Manager shall be under no obligation to effect sales of Company assets if the Manager, in its discretion, determines that such transactions might be detrimental to the Interest of the other Members or that such transactions are not reasonably practicable. In the event that on the date of withdrawal the withdrawal cannot be fully funded with cash, the Manager may transfer certain Securities to the Member, the fair market value of which along with any cash distributed would satisfy the Member's request for withdrawal. The right of any Member to Withdraw or of any Member to have distributed an amount from his Capital Account pursuant to the provisions of this
               Article 5.5 is subject to the provision by the Manager for all Company liabilities and for reserves for contingencies provided for in Article 3.6 herein.

          (6) The right of any Member to withdraw capital from the Company, or to receive a distribution from the Company, pursuant to this
               Article 5.5 may be suspended or restricted:

               (i) when any such withdrawal would result in a violation by the Company or the Manager of the securities or commodity laws of the United States or any other relevant jurisdiction or the rules of any self-regulatory organization applicable to the Company or the Manager;

               (ii) when  any  securities  exchange  or  organized  inter-dealer market on which a significant portion of the Company's Securities is regularly traded or quoted is closed (otherwise than for holidays) or trading thereon has been restricted or suspended;

               (iii) whenever the Manager determines that disposal of any assets of the Company or other transactions involving the sale, transfer or delivery of funds, Securities or other assets in the ordinary course of the Company's business is not reasonably practicable without being detrimental to the Interests of the withdrawing or remaining Members;

               (iv) if, for any reason, it is not reasonably practicable to make an accurate and timely determination of the net value of the Company's assets; or

               (v)  if  any  event  has   occurred   which  may  result  in  the
                    termination of the Company.

The Manager will promptly notify each Member who has submitted a withdrawal request and to whom payment in full of the amount being withdrawn has not yet been remitted of any suspension of withdrawal or distribution rights pursuant to this Article 5.5(b)(6). The Manager may allow any such Members to rescind their withdrawal request to the extent of any portion thereof for which withdrawal proceeds have not yet been remitted. The Manager may in its discretion complete any withdrawals or distributions as of a date after the cause of any such suspension has ceased to exist to be specified by the Manager as the effective date of withdrawal for all purposes of this Article 5.5.

          (7) A withdrawing Member shall not share in the income, gains and losses of the Company or have any other rights as a Member after the effective date of the withdrawal except as provided in
               Article 3.6. The Schedule of Members shall be amended to reflect such withdrawal.

     (c) If the Company's holdings are 100% illiquid investments or are partially liquid and partially illiquid investments:

          (1) A Member may voluntarily withdraw all or part of his Interest in the Company after the eighth anniversary of the Member's initial capital contribution in the Company, subject to the following provisions of this Section 5(c)

          (2) The withdrawing Member's rights and obligations shall be determined by the terms of subsections 5(b)(1) through and including 5(b)(6) above, except as those terms are modified by any terms in this section 5(c).

          (3) Payment to the withdrawing Member for the value of the illiquid investments shall be by transfer to such Member of such investments in kind, in a type and in an amount determined by the Manager to represent on a book value basis the value necessary to pay such Member, when combined with the cash payment to such Member, the withdrawal amount to which such Member is entitled.


                                   ARTICLE VI
                                   LIQUIDATION

6.1. General.

          (a) Selection of Liquidator. If the Company is dissolved and is not reconstituted, then the Manager (or if a Manager has been removed for Cause, a Liquidator chosen by those parties specified in this Article; or if a Manager has retired, resigned or withdrawn, or is in Bankruptcy, any remaining Manager; or if there are no such other Managers or if all remaining Managers have retired, resigned or withdrawn, then a liquidator or liquidating committee selected by Approval of the Nonaffiliated Members) shall begin to wind up the affairs of the Company and to liquidate and sell its assets, all pursuant to the Act. The party or parties actually conducting the liquidation in accordance with the foregoing sentence, whether a Manager, a Member as liquidator, or a liquidating committee, is herein referred to as the "Liquidator."

          (b) Duties and Qualifications. The Liquidator (if other than a Manager) shall have sufficient business expertise and competence to conduct the winding up and termination of the Company and, in the course thereof, to cause the Company to perform any existing or future contractual obligations of the Company. The Liquidator, subject to the Approval of the Members, shall determine the time, manner and terms of any sale or sales of property of the Company in liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions.

          (c) Compensation. The Liquidator (if other than a Manager) is entitled to receive reasonable compensation for its services, as agreed upon by the Liquidator and Approved by the Members.

          (d) Resignation; Removal; Succession. The Liquidator may resign at any time by giving fifteen (15) days' prior written notice and may be removed at any time, with or without cause, by written notice of removal Approved by the Nonaffiliated Members. On the death, dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all the rights, powers and duties of the original Liquidator) will, within thirty (30) days thereafter, be appointed by Approval of the Nonaffiliated Members, evidenced by written appointment and acceptance. The right to appoint a successor substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the "Liquidator" are authorized to continue under this Agreement, and every reference herein to the "Liquidator" refers also to any successor or substitute Liquidator appointed in the manner herein provided. The Liquidator has and may exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred by this Agreement upon the Manager to the extent necessary or desirable in the good faith judgment of the Liquidator to perform its duties and functions. The Liquidator is not liable as a Manager hereunder to the Members or to third party creditors.

6.2. Court Appointment of Liquidator.

If, within thirty (30) days after the date of dissolution, a Liquidator or successor Liquidator has not been appointed in the manner provided therein, then any Member or the Manager may make application to the then senior United States Federal District Judge (in his or her judicial capacity) for the State of Delaware in which the Company has its registered office, for appointment of the Liquidator or successor Liquidator, and that judge shall be fully authorized and empowered to appoint and designate the Liquidator or successor Liquidator, who shall have the powers, duties, rights and authorities of the Liquidator herein provided.

6.3. Distribution of Assets.

In winding up and terminating the business and affairs of the Company, its assets (other than cash) shall be sold at the discretion of the Liquidator, its liabilities and obligations to creditors and all expenses incurred in its liquidation shall be paid, and all resulting items of income, gain, loss or deduction of the Company shall be credited or charged to the Capital Accounts of the Members in accordance with Article III. Any Member may be a purchaser of assets of the Company at one or more liquidation sales.

The net proceeds from those sales (after deducting all selling costs and expenses in connection therewith), shall be distributed among the Members with a positive Capital Account, in proportion to those positive Capital Accounts. If there is a discrepancy between the amount distributable to a Member under this provision and the positive balance in such Member's Capital Account, then items of Net Income and Net Loss for the fiscal year of the liquidation shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount distributable to such Member under this Agreement. If any assets of the Company are distributed to the Members in kind, any unrealized gain or loss with respect to such assets shall be allocated to the Members' respective Capital Accounts as though the assets in question had been sold on the date of distribution and, after giving effect to any such adjustment, such assets shall be distributed in the manner described in this Article and Article 4.5. The Liquidator shall be instructed to use all reasonable efforts to effect complete liquidation of the Company within one year after the date on which the Company is dissolved. Each holder of a Membership Unit shall look solely to the assets of the Company for all distributions and shall have no recourse therefor (on dissolution or otherwise) against the Company, the Members, the Manager or the Liquidator. On the completion of the liquidation of the Company and the distribution of all funds of the Company, the Company shall terminate and the Manager (or the Liquidator, as the case may be) may execute and record all documents required to effectuate the dissolution and termination of the Company.

6.3. Distributions in Kind.

If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the court), the Liquidator may divide among the Members the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of a single kind, and may for such purposes set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as among the Members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of Members as the Liquidator with the like authority, as it shall determine appropriate, and the liquidation of the Company may be closed and the Company dissolved, but so that no Member shall be compelled to accept any Membership Units in respect of which there is liability.

6.4. Creation of Reserves.

After making payment or provision for payment of all fixed and determinable debts and liabilities of the Company and all expenses of liquidation, the Liquidator may set up, for a period not to exceed one year after the date of dissolution, the cash reserves that the Liquidator deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company.

6.5. Final Accounting.

Within a reasonable time after completing the liquidation, the Liquidator shall supply to each of the Members a statement which shall set forth the assets and the liabilities of the Company as of the date of complete liquidation, the Pro Rata portion of each Member of distributions, and the amount retained as reserves by the Liquidator.

                                   ARTICLE VII
                           ACCOUNTING AND VALUATIONS;
                                BOOKS AND RECORDS

7.1.    Accounting and Reports

          (a) The Company may adopt for tax accounting purposes any accounting method which the Manager shall decide in its sole discretion is in the best interests of the Company and which is permissible for U.S. federal income tax purposes.

          (b) As soon as practicable after the end of each Fiscal Year, the Manager shall cause an examination of the financial statements of the Company as of the end of each such Fiscal Year to be made on a review or equivalent basis by a firm of certified public accountants selected by the Manager; and as soon as is practicable thereafter, a copy of a set of financial statements prepared in accordance with generally accepted accounting principles, including the report of such certified public accountants, shall be furnished to each Member.

          (c) As soon as practicable after the end of each taxable year, the Manager shall furnish to each Member such information as may be required to enable each Member properly to report for federal and state income tax purposes his distributive share of each Company item of income, gain, loss, deduction or credit for such year.

          (d) To the extent required by the Advisers Act the Manager will notify in writing each Member of any change in the membership of the Manager within a reasonable time after the change.

7.2.     Valuation of Company Assets and Interests

          (a) The Manager shall value or have valued the liquid Securities and other liquid assets of the Company as of the close of business on the last day of each Fiscal Period and the illiquid Securities and other illiquid assets of the Company and the close of business on the last day of each fiscal year. In addition, the Manager shall value Securities which are being (i) contributed in kind as of their date of contribution pursuant to Article 3.1(d), or (ii) distributed in kind as of their date of distribution in accordance with Article 5.5(b)(5), 5.5(c)(3), or 6.1(b). In determining the value of the assets of the Company, no value shall be placed on the goodwill or name of the Company, or the office records, files, statistical data or any similar intangible assets of the Company not normally reflected in the Company's accounting records, but there shall be taken into consideration any related items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities pursuant to agreements entered into on or prior to such valuation date. Valuation of Securities made pursuant to this Article 7.2 shall be based on all relevant factors and is expected to comply generally with the following guidelines:

               (i) The market value of each Security listed or traded on any recognized foreign or U.S. securities exchange shall be the last reported sale price at the relevant valuation date on the composite tape or on the principal exchange on which such Security is traded. If no such sale of such Security was reported on that date, the market value shall be the average of the last reported bid and asked price. The market value of any security quoted in the United States NASDAQ National Market List or comparable foreign over-the-counter quotation system shall be determined in like manner by reference to the last reported sale price, or, if none is available, to the average of the last reported bid and asked quotation, as reported by NASDAQ or the comparable foreign over-the-counter quotation system.

               (ii) The market value of each  Security  which is not listed on a recognized foreign or U.S. securities exchange or quoted in the NASDAQ National Market List or comparable foreign over-the-counter quotation system shall be as determined by the Manager. The good faith determination by the Manager shall be final and binding on all Members.

               (iii) Dividends  declared  but not yet  received  and rights,  in respect of Securities which are quoted ex-dividend or ex-rights, shall be recorded at the fair value thereof, as determined by the Manager, which may (but need not) be the value so determined on the day such Securities are first quoted ex-dividend or ex-rights.

               (iv) Listed  options,  or  over-the-counter   options  for  which
                    representative brokers' quotations are available, shall be valued in the same manner as above listed. Premiums for the sale of such options written by the Company shall be included in the assets of the Company, and the market value of such options shall be included as a liability.

               (v) The value of unrealized gain or loss on open futures contracts shall be recorded as the difference between the contract price on the trade date and the closing price reported as of the valuation date on the primary exchange on which such contracts are traded.

          (b) The fair value of any assets not referred to in paragraph (a) (or the valuation of any assets referred to therein in the event that the Manager shall determine that there is no active market or that another method of valuation is advisable in the circumstances) shall be determined by or pursuant to the direction of the Manager.

          (c)  Except as  otherwise  determined  by or at the  direction  of the
               Manager:   (i)  investment  and  trading  transactions  shall  be
               accounted for on the trade date; and (ii) for purposes of determining gain or loss on investment, cost of investments sold shall be determined on the first-in, first-out basis. Accounts shall be maintained in U.S. dollars, and except as otherwise determined by or at the direction of the Manager: (A) assets and liabilities denominated in currencies other than U.S. dollars shall be translated at the rates of exchange in effect at the close of the Fiscal Period (and exchange adjustments shall be recorded in the results of operations); and (B) investment and trading transactions and income and expenses shall be translated at the rates of exchange in effect at the time of each transaction.

          (d) The value of each Security and other asset of the Company and the net worth of the Company as a whole determined pursuant to this
               Article 7.2 shall be conclusive and binding on all of the Members and all parties claiming through or under them absent bad faith or manifest error on the part of the Manager, and may not in any event be disputed after the completion of the next audit of the financial statements of the Company.

7.3.    Determinations by Manager

          (a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Articles 3.4 through 3.8 hereof, and the items of income, gain, deduction, loss and credit to be determined and allocated pursuant to Article 3.9 hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Manager unless specifically and expressly otherwise provided for by the provisions of this Agreement, and such determinations and allocations shall be final and binding on all the Members.

          (b) The Manager may make such adjustments to the computation of Net Profit or Net Loss, the Performance Change with respect to any Member, or any component items comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Company and the intended allocation thereof among the Members.

7.4.    Books and Records

The Manager shall keep books and records pertaining to the Company's affairs showing all of its assets and liabilities, receipts and disbursements, realized income, gains and losses, Members' Capital Accounts and all transactions entered into by the Company. Such books and records of the Company shall be kept at its principal office, and all Members and their representatives shall at all reasonable times have free access thereto for the purpose of inspecting or copying the same.

7.5.     Confidentiality

          (a) Each Member agrees to keep confidential, and not to make any use of (other than for purposes reasonably related to its interest in the Company or for purposes of filing such Member's tax returns) or disclose to any person, any information or matter relating to the Company and its affairs and any information or matter related to any investment of the Company (other than disclosure to such Member's directors, employees, agents, advisors, or representatives responsible for matters relating to the Company or to any other person approved in writing by the Manager (each such person being hereinafter referred to as an "Authorized Representative")); provided that (i) such Member and its Authorized Representatives may make such disclosure to the extent that (x) the information to be disclosed is publicly known at the time of proposed disclosure by such Member or Authorized Representative, (y) the information otherwise is or becomes legally known to such Member other than through disclosure by the Company or the Manager, or (z) such disclosure is required by law or in response to any governmental agency request or in connection with an examination by any regulatory authorities (provided that such agency, regulatory authorities or association is aware of the confidential nature of the information disclosed) and (ii) such Member and its Authorized Representatives may make such disclosure to such Member's beneficial owners to the extent required under the terms of its arrangements with such beneficial owners. Prior to making any disclosure required by law, each Member must use its best efforts to notify the Manager of such disclosure. Prior to any disclosure to any Authorized Representative or beneficial owner, each Member must advise such Authorized Representative or beneficial owner of the obligations set forth in this Article 7.5(a).

          (b) The Manager has the right to keep confidential from the Members, for such period of time as the Manager in its sole discretion deems reasonable, any information which the Manager in its sole discretion reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Manager in its sole discretion believes is not in the best interests of the Company or could damage the Company or its business or which the Company is required by law or agreement with a third party to keep confidential.

          (c) The Manager may, in its sole discretion, disclose to any of the Company's prospective investors such information relating, to the Company or the Company's investments as the Manager believes in good faith will benefit the Company and. facilitate an investment in the Company by such prospective investors.

7.6. Legend.

Each Member hereby agrees that the following legend may be placed on any counterpart of this Agreement, the Certificate, or any other document or instrument evidencing ownership of a Membership Unit:

          THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT REGISTRATION, THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGER OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER OR THE SUBMISSION TO THE MANAGER OF THE COMPANY OF OTHER EVIDENCE SATISFACTORY TO THE MANAGER TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, ANY APPLICABLE STATE SECURITIES LAWS OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER. ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF THESE SECURITIES IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF THE COMPANY.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1    Notices

Any notice provided or permitted to be given under this Agreement must be in writing, and may be served by depositing same in the United States mail, addressed to the Member to be notified, postage prepaid, and registered or certified, with a return receipt requested. Notices by facsimile shall be deemed to have been received on the date reflected on any confirmation of the transmission thereof. Notice served in any other manner shall be deemed to have been given if and when actually received by the addressee. For purposes of notices, the addresses and facsimile numbers of the Members are set forth on Exhibit A hereof. Each notice given by registered mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Failure of or delay in delivery of any copy of a notice shall not impair the effectiveness of any notice given to any Member as specified in this Agreement. Each Member may change his address and facsimile number for notice by the giving of notice thereof in the manner provided above.

8.2    Interpretation

The construction and validity of this Agreement and the rights and obligations of the respective parties hereunder shall be governed by and interpreted and enforced in accordance with Delaware law.

8.3    Terms

Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the person or persons, firm or corporation may in the context require. Any reference to the Code or other statutes or laws shall include all amendments, modifications, or replacements of the specific Articles and provisions concerned.

8.4    References

Unless otherwise expressly stated, references to numbered or lettered articles, Articles and subArticles herein contained are to articles, Articles and subArticles of this Agreement. The terms "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Limited Liability Company Operating Agreement and all amendments thereof and supplements thereto unless the context shall clearly indicate or require otherwise.

8.5    Severability

If any provision of this Agreement or the application to any Person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

8.6    No Third-Party Beneficiary

This Agreement is made solely and specifically between and for the benefit of the parties hereto and their respective successors and assigns, subject to the expressed provisions hereof relating to successors and assigns, and no other Person whatsoever has any rights, interest, or claims hereunder or is or will be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise unless specifically provided in this Agreement.

8.7    Absolute and Sole Discretion

Except as otherwise provided in this Agreement, all actions which any Member may take and all determinations which any Member may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of that Member.

8.8    Binding Effect

Subject to the provisions of this Agreement relating to transferability, this Agreement shall be binding on and inure to the benefit of the parties signatory hereto, and their respective distributees, successors and assigns.

8.9    Complete Agreement

This Agreement constitutes the complete and exclusive statement of the agreement between and among the Members and replaces and supersedes all prior agreements, except for any agreement executed contemporaneously herewith by and among the Members, or any of them, contemporaneously herewith, except letters from the Manager to Members confirming that no other Members have been or will be admitted to the Company on terms more favorable (through guarantees, side agreements or otherwise) than the terms specified in this Agreement applicable to all Members. This Agreement supersedes all written and oral statements, and no representation, statement, condition, or warranty not contained in this Agreement shall be binding on the Members or have any force or effect whatsoever. No Member has rendered any services to or on behalf of any other Member or the Company, and no Member shall have any rights with respect to any services that might be alleged to have been rendered.

8.10   Additional Documents and Acts

In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Member shall, on the request of the Manager, execute and deliver such additional documents and instruments and perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

8.11   Counterparts

This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

8.12   Reliance on Authority

If a Member is a Person other than a natural person, the Company and the Manager
(i) are not required to determine the authority of the Person signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such Person; (ii) are not required to see to the application or distribution of proceeds paid or credited to Persons signing this Agreement on behalf of that entity; (iii) are entitled to rely on the authority of the Person signing this Agreement with respect to the giving of consent on behalf of such entity in connection with any matter for which consent is permitted or required under this Agreement; and (iv) are entitled to rely on the authority of any Manager, manager, joint venturer, or successor trustee, or president or vice president (as the case may be), of any such Person the same as if the Person were the Person originally signing this Agreement on behalf of that entity.

8.13   Amendment

The terms and provisions of this Agreement may be modified or amended at any time and from time-to-time by the Approval of the Members; provided, that (i) without the Approval of the Members or Approval of the Nonaffiliated Members, the Manager may amend this Agreement to make a change that is necessary or desirable to correct any ambiguity, to correct or supplement any provision in this Agreement that would be inconsistent with any other provision in this Agreement and to make such other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement, so long as the change does not materially adversely affect the Members; and (ii) the consent of each Member must be obtained for any amendment which would (A) increase the capital commitment of such Member, (B) alter the provisions of Article 4 of this Agreement in anyway that would have an adverse effect on such Member different from the effect on all Members, (C) adversely affect his or its limited liability as a Member, or (D) alter the provisions of Article 6 hereof.

8.14   Title to Property

The Members desire and intend that legal title to all property of the Company be held and conveyed in the name of the Company. To the extent that any property of the Company is held in the name of a Manager, the property shall be deemed held by that Manager as agent and nominee for and on behalf of the Company. Property acquired by or standing in the name of any Member shall be conclusively presumed not to be Company property, unless an instrument in writing, signed by the Member, specifies to the contrary.

8.15   Other Business

Each Member may be engaged in a business or businesses other than that of the Company without being accountable or liable to the Company for the breach of any fiduciary obligation.

8.16   Representations

Notwithstanding anything herein to the contrary, each Member hereby represents and warrants to the Company, each Manager, and to each officer, director, shareholder, controlling person and agent of each Manager that (i) the Interest in the Company of such Member is acquired for investment purposes only for its own account and not with a view to or in connection with any distribution, re-offer, resale or other disposition not in compliance with the Securities Act of 1933, as amended and the rules and regulations thereunder (the "1933 Act") and applicable state securities laws; (ii) such Member is an accredited investor; (iii) such Member, alone or together with its representatives, possesses such expertise, knowledge and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that it is capable of evaluating the merits and economic risks of acquiring and holding its Membership Unit in the Company; (iv) such Member has had access to all of the information with respect to its Interest in the Company that it deems necessary to make a complete evaluation thereof, and has had the opportunity to question the Manager concerning such interest; (v) such Member's decision to acquire its Interest in the Company for investment has been based solely upon the evaluation made by it; (vi) such Member is aware that it must bear the economic risk of its investment in the Company for an indefinite period of time because Interests in the Company have not been registered under the 1933 Act or under the securities laws of various states, and therefore, cannot be sold unless such Interests are subsequently registered under the 1933 Act and any applicable state securities laws or an exemption from registration is available; (vii) such Member is aware that only the Company can take action to register such Interest in the Company and the Company is under no such obligation and does not propose to attempt to do so; and (viii) such Member is aware that the Agreement provides restrictions on the ability of the Member to sell, transfer, assign, mortgage, hypothecate, or otherwise encumber its Interest in the Company.

8.17   Power of Attorney

Each Member hereby constitutes and appoints the Manager, with full power of substitution, its true and lawful attorney-in-fact, and empowers and authorizes such attorney, in the name, place and stead of such Member, to make, execute, sign, swear to, acknowledge and file in all necessary or appropriate places all documents relating to the Company and its activities, including, but not limited to: (i) this Agreement and any amendments thereto approved as provided herein;
(ii) the Certificate and any amendments thereto, under the laws of the State of Delaware or in any other state or jurisdiction in which such filing is deemed advisable by the Manager; (iii) any applications, forms, certificates, reports or other documents which may be requested or required by any foreign, federal, state or local governmental agency, securities exchange, securities association, self-regulatory organization, or similar institution and which are deemed necessary or advisable by the Manager; (iv) any other instrument which may be required to be filed or recorded in any state or county or by any governmental agency (foreign or domestic), or which the Manager deems advisable to file or record, including without limitation, certificates of assumed name; (v) any documents which may be required to effect the continuation of the Company pursuant to the terms hereof, the admission of new Members, the admission of substitute Members, the withdrawal of a Manager or the dissolution and termination of the Company, provided such continuation, admission or dissolution and termination are in accordance with the terms of the Agreement; (vi) any elections contained in the Code or state law governing taxation of limited liability companies; and (vii) any other documents or items relating to the performance of ministerial duties or functions necessary for the conduct of the business of the Company. Each Member hereby ratifies, confirms and adopts as its own, all actions that may be taken by such attorney-in-fact pursuant to this
Article 8.17. This power of attorney is coupled with an interest, is irrevocable and shall continue notwithstanding the subsequent incapacity or death of the Member. Each Member and/or his assignee, transferee or successor-in-interest shall execute and deliver to the Manager an executed and appropriately notarized power of attorney in such form consistent with the provisions of this Article
8.17 as the Manager may request.

     IN WITNESS WHEREOF, this Agreement is effective as of the day and year first above written.


                                   MANAGER:
                                   SEAWAY VALLEY CAPITAL CORPORATION
                                     a Delaware corporation

                                   By: Thomas W. Scozzafava
                                   Its: President & CEO





                                    MEMBERS:

                                    WISEBUYS STORES, INC.
                                    a Delaware corporation

                                    By: Thomas W. Scozzafava
                                    Its: Treasurer and CFO

                                    EXHIBIT A


Company

Name:                                   Seaway Valley Fund, LLC

Principal Office:                       10-18 Park Street, 2nd Floor
                                        Gouverneur, NY 13642

Contact Information:                    315-287-1122 (phone)
                                        315-287-7529 (fax)


                                        Contact: Thomas W. Scozzafava

Registered Agent:                       American Incorporators Ltd.
                                        1220 North Market Street, Suite 606
                                        Wilmington, DE 19801

Manager

Name:                                   Seaway Valley Capital Corporation

Principal Office:                       10-18 Park Street, 2nd Floor
                                        Gouverneur, NY 13642

Contact Information:                    315-287-1122 (phone)
                                        315-287-7529 (fax)


                                        Contact: Thomas W. Scozzafava

Legal

Name:                                   Hiscock & Barclay LLP

Principal Office:                       Financial Plaza
                                        Post Office Box 4878
                                        221 South Warren Street
                                        Syracuse, New York 13221-4878